Exhibit (21)


                    LIST OF SUBSIDIARIES OF HSB GROUP, INC.*


                                                         STATE/JURISDICTION OF
NAME OF COMPANY                                         INCORPORATION/FORMATION
---------------                                         -----------------------
The Hartford Steam Boiler Inspection and                         Connecticut
 Insurance Company**
     1)  The Allen Insurance Company                             Bermuda
     2)  EIG Co.                                                 Delaware
         a)  HSB Engineering Insurance Limited                   England
              (i)  The Boiler Inspection and Insurance
                  Company of Canada                              Canada
     3)  The Hartford Steam Boiler Inspection
     and Insurance Company of Connecticut                        Connecticut
     4)  The Hartford Steam Boiler Inspection
     and Insurance Company of Texas                              Texas
     5)  Hartford Steam Boiler Inspection
     Technologies                                                California
     6)  Hartford Steam Boiler International GmbH                Germany
     7)  Hartford Steam Boiler (Singapore) PTE Ltd.              Singapore
     8)  HSB Associates, Inc.                                    New York
         a) One State Street Intermediaries                      Connecticut
     9)  HSB Club, Inc.                                          Connecticut
     10)  HSB Investment Corporation                             Connecticut
     11)  HSB Professional Loss Control, Inc.                    Tennessee
     12)  HSB Reliability Technologies Corporation.              Florida
          a)  Hemisphere Consulting Corporation.                 Florida
     13)  The Polytechnic Club, Inc.                             Connecticut
     14)  Radian Corporation                                     Texas
          a)  Radian International L.L.C.                        Delaware
          (40% Owned by Radian Corporation )
     15)  Ra-Hart Investment Company                             Texas


* This list omits certain subsidiaries which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

** Companies numbered one through fifteen below are subsidiaries of The Hartford Steam Boiler Inspection and Insurance Company.